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                            TRINITY INDUSTRIES, INC.

                        DEFERRED PLAN FOR DIRECTOR FEES

     THIS PLAN, made and executed at Dallas, Texas by Trinity Industries, Inc., a Delaware corporation (the "Company"), is being established primarily for the purpose of providing to members of the Board of Directors of the Company the ability to defer receipt of all or part of their compensation as a Director.

                                       I.

                                   DEFINITIONS

     Whenever used herein, the following terms shall have the meaning set forth below:

     (a) "Account" means the separate memorandum account maintained by the Company for each Director who elects to participate in the Plan.

     (b) "Adjustment Date" means the last day of each calendar quarter and such other dates as the Administrative Committee in its discretion may prescribe.

     (c) "Administrative Committee" means a committee composed of at least three individuals appointed by the Compensation Committee of the Board of Directors of the Company to administer the adjustment of participant accounts as provided herein, each of whom shall serve in such office until a successor is appointed by the Compensation Committee or until such person's death, resignation or removal by the Compensation Committee.

     (d) "Annual Fee" means the retainer and meeting fees paid to a Director for services rendered as a member of the Board of Directors of the Company, including fees for services on a committee, for the Annual Period.


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     (e)  "Annual Period" means the period commencing with the Annual Meeting of
          Stockholders of the Company at which the Director is elected and ending with the next Annual Meeting of Stockholders of the Company.

     (f)  "Board of Directors" means the Board of Directors of the Company.

     (g)  "Change of Control" means the occurrence of either of the following:

          (1) any person (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall become the beneficial owner (within the meaning of Rule l3d-3 under the Exchange Act) of 30% or more of the Company's outstanding Common Stock; or

          (2) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

     (h) "Competitive Business Entity" means any business, proprietorship, partnership, corporation engaged in business activities in the same or similar markets in which the Company, its subsidiaries, and affiliates operate or plan to operate.

     (i)  "Director" means a member of the Board of Directors.

     (j) "Plan" means the Trinity Industries, Inc. Deferred Plan for Director Fees as set forth in this instrument and as it may hereafter be amended from time to time.

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     (k)  "Termination Date" means the date upon which a Director ceases to be a member of the Board of Directors.

                                       II.

                                PLAN DESCRIPTION

     A Director may elect to defer receipt of all or a specified part of his or her Annual Fee. The Company will maintain an Account for each participant into which the deferred portion of the Annual Fee will be credited on the date the Director would otherwise be entitled to receive such fee. Sums credited to the Account will accrue an interest equivalent from the date that they are credited at a rate equal to the prime rate of interest as announced by Texas Commerce Bank Dallas as of the first business day following each Adjustment Date. The accrued interest equivalent shall be credited to the Account on each Adjustment Date, and shall thereafter be subject to subsequent accruals of an interest equivalent.

     In lieu of having the Account credited with an interest equivalent as provided in the preceding paragraph, a Director may elect to have the deferred portion of his or her Annual Fee treated as if invested in units of Common Stock of the Company ("Stock Units"). Stock Units will be deemed to be purchased on the date that the deferred portion of the Annual Fee otherwise would be credited to the Account. A Stock Unit shall be deemed to be equal in value to a share of Common Stock of the Company at the closing price of the Company's Common Stock on the New York Stock Exchange on the date of particular determination, or if the date of determination is not a trading day on the New York Stock Exchange, on the next succeeding trading day. Dividend equivalents in the form of additional Stock Units will be credited to the Account as of the date of payment of cash dividends on the Company's Common Stock. In case of a split or other subdivision of the Company's Common Stock,

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Stock Units will be similarly deemed to be split or subdivided. At each
Adjustment Date, a Participant's Account that has been credited with Stock Units shall be valued on the basis of shares of the Company's Common Stock at that date, taking into account any increase or decrease in the market value of the Company's Common Stock.

     A director must affirmatively elect to have the deferred portion of his or her Annual Fee treated as if invested in Stock Units. Such an election must be made prior to the first day of the Annual Period and shall apply to the deferred portion of the Annual Fee for the entire Annual Period. The failure to timely elect to have the deferred portion of his or her Annual Fee treated as if invested in Stock Units will be deemed an election to have the deferred portion of his or her Annual Fee credited with an interest equivalent. Any amounts previously treated as invested in Stock Units will continue to be so treated as invested in Stock Units, except that at any time following a Director's Termination Date, if he or she has not elected to be paid a lump sum, then he or she may elect, by written notice to the Company, to have the Stock Units in his or her Account converted into a dollar value as of the next Adjustment Date to thereafter accrue an interest equivalent on the value of the Account.

     The amount payable from a participant's Account shall be determined on the basis of value of the Account as of the Adjustment Date last preceding the date of payment plus any deferrals credited to and less any distributions made from such Account since such Adjustment Date. The amount of each payment made with respect to an Account and any forfeiture amounts applied pursuant to Article X shall be deducted from the balance of such Account at the time of payment or forfeiture.

     The participant's Account, as determined in accordance with the preceding paragraph, will be distributed to the participant, in accordance with the participant's election, either (i) in


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annual installments not exceeding ten (10) years or (ii) in a lump sum, with such installments to begin or lump sum payment to be made, as soon as practicable following the participant's Termination Date. Any such election by the participant must be made prior to the participant's Termination Date and will be irrevocable on and after the Termination Date. If the participant fails to make an election, the participant's Account will be paid in annual installments over a ten (10) year period. If the participant is paid in installments, the interest equivalent sum will continue to accrue on the undisbursed balance of the Account and the Stock Units will continue to be credited with dividend equivalents on the Stock Units remaining in the Account. All distributions will be deemed to be made pro rata from the interest equivalent balance and from the value of Stock Units, with the portion of the distribution from Stock Units being treated as if an equivalent number of Stock Units had been sold (without commission or other expense) as of the last Adjustment Date in order to make the distribution.

     The Account of a participant who, subsequent to his or her Termination Date, becomes a proprietor, officer, partner, employee, or otherwise affiliated with a Competitive Business Entity may, if directed by the Board of Directors in its sole discretion, be paid immediately in a lump sum the value of his or her account as of the last Adjustment Date.

     Upon the death of a participant, the value of the Account shall be payable to such beneficiary or beneficiaries as the participant shall have designated in writing to the Company (or to his or her estate if no such beneficiary has been designated) in full as soon as practicable following the date of his or her death.

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                                      III.

                        ELECTION TO BECOME A PARTICIPANT

     A Director desiring to become a participant shall execute an "Election and Agreement to Defer Director's Fees" as described and set forth in the attachment to this Plan labeled Exhibit "A". This election shall be made in advance of the performance of services during the Annual Period for which an election to participate in this Plan is being made and shall be irrevocable.

                                       IV.

                             TERMINATION OF ELECTION

     Participation in the Plan will be automatically terminated at the next Annual Meeting of Stockholders of the Company unless the participant executes a new election for the next Annual Period pursuant to Article III. All amounts credited to a participant's Account shall remain in the Account to be distributed or forfeited in accordance with the provisions of this Plan.

                                       V.

                             MAINTENANCE OF ACCOUNT

     The Company shall maintain an Account on behalf of each participant in the form and manner prescribed by acceptable accounting standards, and shall make a report of same in writing within 90 days after the end of Annual Period to each participant.

                                       VI.

                                  UNFUNDED PLAN

     This Plan shall be unfunded for tax purposes and for purposes of Title I of the ERISA. Neither the Company nor the Board of Directors shall be deemed to be a trustee of any

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amounts to be paid under this Plan. Said amounts shall continue for all purposes to be a part of the general funds of the Company, and no person other than the Company shall, by virtue of the provisions of this Plan, have any interest in such funds. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company. Any liability of the Company to any participant with respect to a payment to be made under this Plan shall be based solely upon any contractual obligations which may be created by or pursuant to this Plan; no such obligation shall be deemed to be secured by any pledge or any encumbrance on any property of the Company.

                                      VII.

                       AMENDMENT AND TERMINATION OF PLAN

     The Board of Directors may terminate this Plan at any time. A termination of the Plan shall be effective at the end of the Annual Period in which the Directors vote to terminate the Plan. The Board of Directors may amend this Plan at any time.

     Any provision of this Plan to the contrary notwithstanding, no amendment to or termination of this Plan shall reduce the amounts actually credited to a participant's Account as of the date of such amendment or termination, or further defer the dates for the payment of such amounts, without the consent of the affected participant.

     The preceding provisions of this Article to the contrary notwithstanding, no action taken on or within two years following a Change of Control to amend or terminate this Plan shall be effective unless written consent thereto is obtained from a majority of the participants who were Directors immediately prior to such Change of Control.

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                                      VIII.

                           EFFECTIVE DATE AND DURATION

     This Plan shall become effective as of July 17, 1996, the date of the next Annual Meeting of Stockholders of the Company. This Plan shall remain in effect until it is terminated by the Board of Directors in accordance with Article VII above.

                                       IX.

                                  GOVERNING LAW

     This Plan and the rights of all persons under the Plan shall be construed in accordance with and governed by the laws of the State of Texas, wherein the principal office of the Company is located.

                                       X.

                       OPTION TO REQUEST IMMEDIATE PAYOUT

     In lieu of any other benefits or payments to be made pursuant to this Plan, each participant shall have the right at any time to elect a lump sum payment in an amount equal to:

     (a)  the amount credited to the participant's Account, minus

     (b) a forfeiture amount equal to 20% of (a) above; provided, however, that if the election is made on or within two years following the date a Change of Control occurs, such forfeiture amount shall be determined substituting 10% for 20%.

     A participant's election for an immediate payout pursuant to this Article must be in the form of a written notice provided to the Administrative Committee. The Administrative Committee shall notify the Company of the election and the amount so determined shall be paid to the participant no later than 15 days following receipt of notice by the Administrative


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Committee. Any amount remaining credited to the participant's Account shall be forfeited at the time payment is made.

                                      XI.

                            RESTRAINTS ON ALIENATION

     Subject to Article X hereof, no participant or beneficiary of a participant shall have the right or power to anticipate, by assignment or otherwise, any future payment to be made under this Plan, or any portion thereof; nor, in advance of actually receiving the same, shall any participant or beneficiary have the right or power to sell, transfer, encumber or in anywise charge same; nor shall any future payment to be made under this Plan, or any portion of same, be subject to any divorce, execution, garnishment, attachment, insolvency, bankruptcy or other legal proceeding of any character, or legal sequestration, levy or sale or in any event or manner be applicable or subject, voluntarily or involuntarily, to the payment of such participant's or beneficiary's debts or other obligations.

     IN WITNESS WHEREOF, this Plan has been executed on this 25th day of June, 1996, to be effective as of July 17, 1996.

                                             TRINITY INDUSTRIES, INC.

                                             By:
                                                ------------------------------
                                                W. Ray Wallace, Chairman,
                                                President and Chief Executive
                                                Officer

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                             AMENDMENT NO. 1 TO THE
                            TRINITY INDUSTRIES, INC.
                         DEFERRED PLAN FOR DIRECTOR FEES

     Pursuant to the provisions of Article VII thereof, the Trinity Industries, Inc. Deferred Plan for Director Fees (the "Plan") is hereby amended effective as of September 10, 1998 in the following respects only:

     FIRST: Section (g) of Article I of the Plan is hereby amended by restatement in its entirety to read as follows:

     (g) A "Change of Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

          (I) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 30% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (III) below; or

          (II) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on May 6, 1997, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on May 6, 1997, or whose appointment, election or nomination for election was previously so approved or recommended; or

          (III) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in




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                which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 30% or more of the combined voting power of the Company's then outstanding securities; or

          (IV) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

          For purposes hereof:

          "Affiliate" shall have the meaning set forth in Rule l2b-2 promulgated under Section 12 of the Exchange Act.

          "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

     SECOND: The third sentence of the first paragraph of Article II of the Plan is hereby amended by restatement in its entirety to read as follows:

     Sums credited to the Account will accrue an interest equivalent from the date that they are credited at a rate equal to the prime rate of interest as announced by Chase Bank of Texas, N.A. or its successor in interest, as of the first business day following each Adjustment Date.

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     THIRD: The fifth paragraph of Article II of the Plan is hereby amended by restatement in its entirety to read as follows:

          The participant's Account, as determined in accordance with the preceding paragraph, will be distributed to the participant, in accordance with the participant's election, either (i) in annual installments not exceeding ten (10) years or (ii) in a lump sum, with such installments to begin or lump sum payment to be made, as soon as practicable following the participant's Termination Date. Any such election by the participant must be made on the "Election and Agreement to Defer Director's Fees" as described and set forth in the attachment to this Plan labeled Exhibit "A." Such distribution election must be made in advance of the performance of services during the Annual Period for which an election to participate in the Plan is made and shall be irrevocable unless and until a new "Election and Agreement to Defer Director's Fees" is completed for a subsequent Annual Period. Upon a participant's Termination Date, the participant's distribution shall be made in accordance with the distribution election made on the "Election and Agreement to Defer Director's Fees" for the Annual Period ending concurrently with or immediately prior to the participant's Termination Date. If the participant fails to make an election, the participant's Account will be paid in annual installments over a ten (10) year period. If the participant is paid in installments, the interest equivalent sum will continue to accrue on the undisbursed balance of the Account and the Stock Units will continue to be credited with dividend equivalents on the Stock Units remaining in the Account. All distributions will be deemed to be made pro rata from the interest equivalent balance and from the value of Stock Units, with the portion of the distribution from Stock Units being treated as if an equivalent number of Stock Units had been sold (without commission or other expense) as of the last Adjustment Date in order to make the distribution. The preceding provisions of this paragraph to the contrary notwithstanding, in the event that a participant's Termination Date occurs on or after a Change of Control, the participant's Account will be distributed to the participant either in a lump sum or in annual installments not exceeding ten (10) years, whichever is elected by the participant on a separate election form for such purpose, which election shall be made at the time of the participant's initial election to participate in the Plan or, if later, on or before July 20, 1999 and shall be irrevocable; provided, however, that the participant may make, revoke or change this distribution election subsequent to the initial election with the new election to be effective only in the event that the new election is made at least 12 months prior to the date payments under this provision commence.

     FOURTH: The first paragraph of Article X of the Plan is hereby amended by restatement in its entirety to read as follows:

          In lieu of any other payments to be made pursuant to this Plan, each participant shall have the right at any time to elect a lump sum payment in an amount equal to:

          (a)  the amount credited to the participant's Account, minus


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          (b)  a forfeiture amount equal to 20% of (a) above; provided, however, that if the election (I) is made at any time following a Change of Control, or (II) is made by a participant receiving installment payments under this Plan, such forfeiture amount shall be determined substituting 10% for 20%.

     IN WITNESS WHEREOF, this Amendment has been executed this _______ day of __________________, 1999.


                                             TRINITY INDUSTRIES, INC.



                                             By
                                               --------------------------------
                                               Title:




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